EXHIBIT 21


		       SUBSIDIARIES OF FPL GROUP, INC.


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										 State or Jurisdiction
			 Subsidiary                                                of Incorporation
-------------------------------------------------------                          ---------------------
1.  Florida Power & Light Company (100%-Owned) ...............................      Florida

2.  Bay Loan and Investment Bank (a) .........................................      Rhode Island

3.  Palms Insurance Company, Limited (a) .....................................      Cayman Islands
____________________
(a)  100%-owned subsidiary of FPL Group Capital Inc
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